Exhibit 10.34

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is dated as of February 11, 2010, and is entered into by and among each of the investors whose names are set forth below (each individually, an “Investor” and collectively, the "Investors") and NeoMagic Corporation, a Delaware corporation (the “Company”), with the Company and each of the Investors hereinafter being referred to collectively as the “Parties” and individually as a “Party.”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), the Company desires to issue and sell to each Investor, and each Investor desires to purchase from the Company, common stock to be issued by the Company as more fully described below in this Agreement, including the exhibits hereto;

WHEREAS, the Company and each  Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(2) and/or Rule 505 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the  Act;

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, including payment by the Investors, in accordance with Exhibit 1, of an aggregate consideration of Three Hundred and Twenty Thousand Dollars (U.S. $320,000), the Company shall issue and sell to Investors, and the Investors shall purchase Six Million Four Hundred Thousand (6,400,000) Shares of the Company’s common stock, par value $0.001 (the “Common Stock)

WHEREAS, the aggregate consideration payable by the Investors shall be based on a purchase price of Five Cents ($.05) (the “Purchase Price”) for one share of Common Stock, (the "Stock"); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement the Parties may be executing and delivering other contemporaneous agreements executed by the Parties, which together with this Agreement  shall be collectively referred to as the “Transaction Documents”);

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby covenant, agree, represent and warrant as follows:

ARTICLE 1
PURCHASE AND SALE OF SECURITIES

1.1 Incorporation of Recitals.  The recitals to this Agreement set forth above are hereby incorporated by reference into this Agreement.

1.2 Purchase of Stock.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Investor agrees to purchase at the Closing and the Company agrees to sell and issue to such Investor at the Closing the Stock set forth opposite its name in Exhibit 1 hereto.

1.3 Closing Date.  The closing (the “Closing”) of the purchase and sale of the Common Stock shall take place at 11:00 a.m., Pacific Time on February 11, 2010, subject to any required notification of satisfaction of the conditions to the Closing set forth herein, or on such later date as is mutually agreed to by the Company and the Investors (the “Closing Date”).  The Closing shall occur on the Closing Date at the offices of the Company at 2372-A Qume Drive, San Jose, California 95131(or such other place as is mutually agreed to by the Company and the Investors).

1.4 Closing Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverable”):

(i) irrevocable instructions addressed to the Company’s transfer agent instructing it to issue a certificate or to make an appropriate book entry evidencing the Shares, registered in the name of such Investor;

(b)  At the Closing, each Investor shall deliver or cause to be delivered to the Company the consideration set forth below on the Investor's signature page, in immediately available funds, by wire transfer to the following bank account:

NeoMagic Corporation
Checking account No. 4127386647
Wells Fargo Bank
121 Park Center Plaza,
San Jose, Ca 95113

Routing and Transit #ABA: 121000248
SWIFT: WFBIUS6S

ARTICLE 2
REPRESENTATIONS AND WARRANTIES
OF THE INVESTORS

Each of the Investors represents and warrants to the Company that, as of the date hereof and as of the Closing:

2.1 Status of Investor.

(a)   Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Stock.

(b)   Investor is an “accredited investor” as defined in Rule 501(a) under the Act.  Such Investor is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

(c)  Investor is acquiring the Stock as principal for its own account for investment purposes only and not with a view to or with the intent of distributing or reselling such Stock or any part thereof, without prejudice, however, to such Investor’s right at all times  to sell or otherwise dispose of all or any part of such Stock in compliance with the one year holding period set forth in Rule 144 promulgated under the Act and in compliance with other applicable federal and state securities laws.  Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Stock for any period of time.  Such Investor is acquiring the Stock hereunder in the ordinary course of its business.  Such Investor does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(d)  Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitation, any short sales as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers (“Short Sales”) involving the Company’s securities) since the 30th day prior to the date of this Agreement.  Such Investor covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

2.2 Access to Information.  Investor has been furnished with such materials and has been given access to such information relating to the Company as it its representative has requested and has been afforded the full opportunity to ask questions regarding the Company and the Stock, all to the extent that the Investor has found necessary to make an informed decision regarding the Investor’s entering into this Agreement. In particular, Investor specifically confirms that all of the Company's filings, including its Form10-K's, 10-Q and 8-K's for 2007 through the date hereof have been made available to the Investor at www.sec.gov. Investor also confirms that it has been advised that the proceeds of this offering are to be utilized as provided in Section 4.1 below.

2.3 Understanding of Risks Associated with the Acquisition of the Stock.  Investor understands that an investment in the Stock is speculative and subject to numerous risks, including but not limited to the risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission under the heading “Risk Factors.”

2.4 Understanding of Nature of Stock.  Investor understands that:

(a)  the Stock have not been registered by the Company under the Act or any State Act (as defined below), and the Company does not intend to register the Stock for sale under the Act or any State Act in reliance, among other things, on the exemptions from registration available under Regulation D and under Section 25102(f) of the California Corporate Securities Law of 1968, as amended.

(b)  the shares of Stock are “restricted securities” as that term is defined in Rule 144 under the Act.

(c) the certificates, if any, evidencing the Stock shall include provisions substantially in the form of the legend set forth below, which Investor has read, understands and agrees to be bound by:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER APPLICABLE STATE SECURITIES ACTS (THE “STATE ACTS”). NOR IS SUCH REGISTRATION CONTEMPLATED.  SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT OR THE STATE ACTS, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD OF DIRECTORS OF THE COMPANY AND TO LEGAL COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE BOARD OF DIRECTORS AND SUCH COUNSEL SATISFACTORY EVIDENCE THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT OR STATE ACTS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(d) the Company may, from time to time, make stop transfer notations in the Company’s records to ensure compliance with the Act and any applicable State Acts.

(e) Investor agrees, prior to any transfer of the Stock, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer.  Upon receiving such notice, the Company shall present copies thereof to counsel for the Company and the following provisions shall apply:

(i)            If, in the opinion of such counsel, the proposed transfer of such Stock may be effected without registration of such Stock under the Act and the State Acts, the Company shall promptly thereafter notify the person desiring to transfer such Stock, whereupon such person shall be entitled to transfer such Stock, all in accordance with the terms of the notice delivered by such person to the Company and upon such further terms and conditions as shall be required by the Company to ensure compliance with the Act and the State Acts.

(ii)           If, in the opinion of such counsel, the proposed transfer of such Stock may not be effected without registration of such Stock under the Act and the State Acts, a copy of such opinion shall be promptly delivered to the person who has proposed such transfer, and such proposed transfer shall not be made unless such registration is then in effect.

2.5 Investment Intent.  Investor represents and warrants that:

(a)     Investor is acquiring the Stock for the Investor’s own account and not on behalf of any other person.

(b)    Investor is the sole party in interest in this investment in the Stock and is acquiring the Stock for investment and not for distribution or with the intent of dividing Investor’s participation with others or of selling, assigning, transferring or otherwise disposing of the Stock.

2.6 Further Assurances.  Investor will execute and deliver to the Company any document, or do any other act or thing, which the Company may reasonably request in connection with the acquisition or transfer of the Stock.

2.7 Non-disclosure. Except as expressly permitted by its current non-disclosure agreement with the Company, Investor has not distributed to any person any written materials furnished to Investor by the Company.

2.8 Ability to Bear Economic Risk.  Investor has adequate means of providing for its current needs and possible future contingencies, and has no need, and anticipates no need in the foreseeable future, to sell the Stock which it is acquiring pursuant to this Agreement. Investor is able to bear the economic risks related to the acquisition of the Stock and, consequently, without limiting the generality of the foregoing, is able to hold the Stock for an indefinite period of time and has sufficient net worth to sustain a loss of its entire interest in the Company in the event such loss should occur.  Investor has no need for liquidity with respect to the Stock being purchased hereunder.

2.9 Tax Matters.  Investor has reviewed with Investor’s own tax advisors the federal, state, local and foreign tax consequences arising in connection with the acquisition of the Stock (including any tax consequences that may result under recently enacted tax legislation).  Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that Investor (and not the Company) shall be responsible for Investor’s own tax liability that may arise as a result of this transaction.

2.10 Accuracy of Representations.  All of the representations and information provided herein and any additional information that Investor has furnished to the Company or its agents with respect to Investor’s financial position and business experience is accurate and complete as of the date of this Agreement.  If there should be any material adverse change in any such representation or information prior to the Closing, Investor will immediately furnish accurate and complete information concerning any such material change to the Company.

2.11 Piggyback Registration Rights.  If at any time following the Closing Date the Company proposes to register any of the Stock under the Act (other than an underwritten public offering or a registration on Form S-8 or S-4, or any successor forms, relating to Common Stock issuable upon exercise of employee or consultant stock options or otherwise in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another entity), whether or not for sale for its own account, the Company shall each such time give prompt notice at least ten (10) days prior to the anticipated filing date of the registration statement relating to such registration to Investor, which notice shall offer Investor the opportunity to include in such registration statement the number of shares of Stock such Investor may request. Upon the request of Investor made within five (5) days after the receipt of notice from the Company (which request shall specify the number of shares of the  Stock intended to be registered by Investor, , the Company shall use all reasonable efforts to effect the registration under the Act of all Stock that the Company has been so requested to register by the Investors, to the extent requisite to permit the disposition of the Stock so to be registered, provided that if, at any time after giving notice of its intention to register any Stock pursuant to this Section 2.11 and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Stock, the Company shall give notice to Investor and, thereupon, shall be relieved of its obligation to register any Stock in connection with such registration. The obligations under this Section 2.11 shall expire when all of the shares of Stock are saleable by Investors pursuant to Rule 144 without limitation as to volume.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

 The Company represents and warrants to each of the Investors that, as of the date hereof and as of the Closing:

3.1 Issuance of Stock.  The issuance of the Stock has been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms of the Transaction Documents, the Stock will be duly and validly issued, free and clear of all liens and encumbrances of the Company.  Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the Company's offer and issuance of the Stock to the Investors pursuant to this Agreement shall be exempt from registration under the Act.

3.2 No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby)will not (i) result in a violation of any certificate of incorporation, certificate of designation or bylaws or any other constituent document of the Company, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any federal or state law, rule, regulation, order, judgment or decree (including securities laws applicable to the Company) by which any property or asset of the Company is bound or affected.

3.3 Consents.  The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms thereof, except for (a) the filing with the SEC of (i) a Form D with respect to the transactions contemplated hereby and (ii) any registration statements in accordance with Section 2.11 and (b) the filing with the California Department of Corporations of a Notice pursuant to Section 25102(f) of the California Corporate Securities Act of 1968, as amended.

3.4 No General Solicitation.  Neither the Company, nor any of its Affiliates( as defined below), nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Stock.

3.5 Delisting from NASDAQ; No Integrated Offering.  The Company has been delisted from NASDAQ. In addition, none of the Company any of their Affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Stock under the Act, whether through integration with prior offerings or otherwise.  Neither the Company, its Affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Stock under the Act or cause the offering of the Stock to be integrated with other offerings.

3.6 SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").  True, correct and complete copies of the SEC Documents have been made available to the Investors through the EDGAR system.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.7 Foreign Corrupt Practices.  Since January 1, 2007, neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated  any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.8 Sarbanes-Oxley Act.  The Company is currently exempt from most of requirements of the Sarbanes-Oxley Act of 2002.

              3.9 Employee Relations The Company is in compliance with all federal, state and local laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failures to be in compliance would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect (as defined in Section 3.12 below).

3.10 Intellectual Property Rights

(a)  The Company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks and all applications and registrations therefor, patents, patent rights, copyrights, original works of authorship (including computer software) and all applications and registrations therefor, inventions, trade secrets and other intellectual property rights ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted.

(b)  The Company does not have any knowledge of any infringement by the Company of Intellectual Property Rights of others.  No claim, action or proceeding has been brought, or to the knowledge of the Company, has been threatened, by or against the Company regarding the infringement, misappropriation or other violation of any Intellectual Property Rights, other than any claim, action or proceeding which has since been resolved.  The Company is not aware of any existing facts which are likely to give rise to any infringement of Intellectual Property Rights of others or infringement claims, actions or proceedings.  The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its material Intellectual Property Rights.

3.11 Internal Accounting and Disclosure Controls. Subject to the disclosures contained in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Subject to the disclosures contained in the SEC Documents , the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate.

3.12 Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Stock, (ii), sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Stock or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other stock of the Company.

3.13 Material Adverse Effect. As used herein the term, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company, taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

ARTICLE 4
COMPANY COVENANTS

4.1 Use of Proceeds.  The Company will use the proceeds from the sale of the Stock for general corporate purposes, including general and administrative expenses and payment of outstanding liabilities, and not for the redemption or repurchase of any of its equity securities.

4.2 Disclosure of Transactions and Other Material Information.  On or before the fourth business day following the Closing Date, the Company shall issue a press release and file a Current Report on Form 8-K, in compliance with applicable SEC regulations.

ARTICLE 5
INDEMNIFICATION

The Investors recognizes that the Company’s entering into this Agreement will be based to a material extent upon the Investors' representations and warranties set forth herein and Investors agree to indemnify and hold harmless the Company and its officers, directors, counsel, employees and other agents from and against any and all loss, damages, liabilities or expenses including reasonable attorneys’ fees which any such person may incur by reason of or in connection with any misrepresentation made by Investors in this Agreement or otherwise, any breach by Investors of their agreements with the Company or any sale or distribution of any Stock by Investors in violation of the Act or State Acts.  All representations and warranties of Investors contained in this Agreement shall survive this Agreement.

      ARTICLE 6
MISCELLANEOUS PROVISIONS

6.1 Captions and Headings. The Article and Section headings throughout this Agreement are for convenience of reference only and shall in no way be deemed to define, limit, or alter any provision of this Agreement.

6.2 Entire Agreement; Amendment.  This Agreement, together with any previously executed non-disclosure agreements applicable to this transaction being entered into at the Closing set forth the entire agreement and understanding of the Parties and shall supersede all prior agreements and understandings.  No amendment of the Agreement shall be made without the express written consent of the Parties.

6.3 Severability.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, and all other provisions hereof shall continue to be enforceable to the maximum extent permitted by law.

6.4 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflicts of laws.

6.5 Notices.  All notices, requests, demands, consents, and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand-delivered or sent by certified mail, postage prepaid, with return receipt requested, addressed to the Parties as follows:

 To the Company:

2372-A Qume Drive, San Jose, California 95131
Attention: President and Interim Chief Executive Officer; and

 To each Investor:

As set forth on Exhibit 1

 Any Party may change its address for purposes of this Section by giving notice as provided herein.

6.6 Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when all counterparts have been signed by each Party and delivered to the other Parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties hereto as of the date first above written.

NEOMAGIC CORPORATION

By:
Syed Zaidi, President and Interim Chief Executive Officer